Exhibit 99.1

[First National Bank of Ottawa Letterhead]

FIRST NATIONAL COMPLETES PURCHASE
OF STREATOR, ILLINOIS BANK BRANCHES

OTTAWA, IL., NOVEMBER 14, 2003 – First National Bank of Ottawa, a wholly owned subsidiary of First Ottawa Bancshares, Inc. (Pink Sheets: FOTB.PK), announced the completion of its purchase of two bank branches in Streator, Illinois from First Midwest Bank.  As part of the transaction, First National acquired approximately $70 million in deposits and $12 million in loans, as well as two full service banking facilities.

“As the oldest bank in LaSalle County, and the only one to survive the Great Depression, we are very pleased to expand our services to Streator,” said Jock Brown, President and CEO of First National.  “The quality of the professional bankers at First Midwest has meant a smooth transition and will mean ongoing uninterrupted financial services to the Streator area. We have chosen to operate under the name of Streator National Bank to evoke the spirit of community banking we intend to continue to offer in LaSalle County.”

First National intends to account for the transaction, with a value of approximately $6.3 million, as a “purchase” under regulatory and accounting rules, and expects the transaction to be immediately accretive to earnings.

First National is the oldest and fastest-growing financial institution in LaSalle County, and operates full service community banking through three offices in Ottawa, one in Morris, and two in Streator, in addition to remote drive-up facilities in Ottawa and Streator.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of First Ottawa Bancshares, Inc. (the “Company”) and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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